Exhibit 10.25

Letter Agreement

John T. Cavan

12 E. Elbrook Drive

Allendale, New Jersey 07401

Dear John:

Reference is made to your offer letter dated March 27, 2012 (the “Offer Letter”) to join Stemline Therapeutics, Inc. (the “Company”).  As we have discussed, we would like to make certain changes to the vesting schedule set forth in the Offer Letter.

Specifically, Section 1.E.(i) of the Offer Letter is hereby amended to read as follows:

“E.          Options.  Subject to the approval of the Board, you will be granted the following award of options, which in the aggregate will constitute 0.75% of the Company’s Fully Diluted Capital Stock as of the date of approval by the Board:

(i)            an option (the “Time-Vested Option”) to purchase that number of shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), equal to 0.5% of the Company’s Fully Diluted Capital Stock as of the date of approval by the Board, at a purchase price per share equal to the fair market value of the Company’s Common Stock on the date of approval by the Board.  The Time-Vested Option will vest and become exercisable as to 25% of the shares at the closing of the initial public offering (the “Closing”) if you are then employed as chief accounting officer (“CAO”);  25% on the one-year anniversary of the Closing if you are employed as CAO as of the Closing;  25% on the two-year anniversary of the Closing if you are still providing services to the Company as an employee, no matter what title, or a consultant as of such date; and 25% on the three-year anniversary of the Closing if you are still providing services to the Company as employee, no matter what title, or a consultant as of such date.”

Except as amended by this Letter Agreement, the Offer Letter remains in full force and effect.

Very truly yours,

STEMLINE THERAPEUTICS, INC.

		By:	/s/ Ivan Bergstein, M.D.
		Name:	Ivan Bergstein, M.D.
		Title:	President and Chief Executive Officer

JOHN T. CAVAN

/s/ John T. Cavan
(Signature)

Date:	July 26, 2012